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                                  Exhibit 11.0


                       Computation of per share earnings
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SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION
SEPTEMBER 30, 1996                                                   EXHIBIT 11




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
        EARNINGS PER SHARE CALCULATION
        ==============================

                                                                                3rd Quarter 1996              1996 Year-to-Date

        COMMON AND EQUIVALENT SHARES (PRIMARY)
        --------------------------------------

             EARNINGS                                                                $     394,554                 $   1,007,705

             SHARES & EQUIVALENT SHARES
                  Common Shares                                                         10,951,218                    10,951,218
                  Exercisable Options                                                      350,000                       350,000
                                                                                      ------------                  ------------

                            TOTAL                                                       11,301,218                    11,301,218

                                 EPS                                                 $    0.034913                 $    0.089168
        FULLY DILUTED
        -------------

             EARNINGS                                                                $     394,554                 $   1,007,705

             SHARES & EQUIVALENT SHARES
                  Common Shares                                                         10,951,218                    10,951,218
                  Exercisable Options                                                      350,000                       350,000
                                                                                       -----------                   -----------

                            TOTAL                                                       11,301,218                    11,301,218

                                 EPS                                                 $    0.034913                 $    0.089168
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